Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of our report dated January 11, 2021, relating to the financial statements of Social Finance, Inc. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

DELOITTE & TOUCHE LLP

San Francisco, California

January 11, 2021